Exhibit 32.2

CERTIFICATION OF
CHIEF FINANCIALOFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report of WLMG Holdings, Inc. (the “Company”) on Form 10-Q for the period ending June 30, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Eugene Whitmire, Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1. Such Quarterly Report on Form 10-Q for the period ending June 30, 2009, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such Quarterly Report on Form 10-Q for the period ending Jube 30, 2009, fairly presents, in all material respects, the financial condition and results of operations of WLMG Holdings, Inc.

Date: July 23, 2009

By:	/s/ Eugene Whitmire
Eugene Whitmire
Principal Financial Officer, Director, Chief Financial Officer, Secretary, Treasurer